Exhibit 3.119

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is	[NAME OF LIMITED PARTNERSHIP]

.

•	Second: The address of its registered office in the State of Delaware is

2711 Centerville Road	in the city of	Wilmington

Zip Code	19808	.

The name of the Registered Agent at such address is

Corporation Service Company	.

•	Third: The name and mailing address of each general partner is as follows:

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of ___________ day of ______________, A.D.__________.

By:
General Partner

Name:	Robert O. Stephenson
(type or print name)